Contacts

EpiCept Corporation:	Investors:
777 Old Saw Mill River Road	Lippert/Heilshorn & Associates
Tarrytown, NY 10591	Kim Sutton Golodetz
Robert W. Cook	(212) 838-3777
(914) 606-3500	kgolodetz@lhai.com
rcook@epicept.com
or
Bruce Voss
(310) 691-7100
bvoss@lhai.com
Media:
Feinstein Kean Healthcare Greg Kelley (617) 577-8110 gregory.kelley@fkhealth.com

EpiCept Reports Total Shares Outstanding

TARRYTOWN, N.Y. (January 31, 2013) – Pursuant to the requirements of the Swedish Financial Supervisory Authority, EpiCept Corporation (“EpiCept”) (NASDAQ OMX Stockholm Exchange and OTCQX: EPCT) today reported that as of January 31, 2013, EpiCept had 106,957,876 shares of its Common Stock outstanding. In January 2013, all 1,065 shares of EpiCept’s Series B Preferred Stock were converted into approximately 13.3 million shares of its Common Stock.

About EpiCept Corporation

EpiCept is focused on the development and commercialization of pharmaceutical products for the treatment of pain and cancer. The Company’s pain portfolio includes AmiKet™, a prescription topical analgesic cream in late-stage clinical development designed to provide effective long-term relief of pain associated with peripheral neuropathies. The Company’s product Ceplene®, when used concomitantly with low-dose IL-2 is intended as remission maintenance therapy in the treatment of AML for adult patients who are in their first complete remission. The Company sold all of its rights to Ceplene® in Europe and certain Pacific Rim countries and a portion of its remaining Ceplene® inventory to Meda AB in June 2012. Ceplene® is licensed to MegaPharm Ltd. to market and sell in Israel and EpiCept has retained its rights to Ceplene® in all other countries, including countries in North and South America. The Company has other oncology drug candidates in clinical development that were discovered using in-house technology and have been shown to act as vascular disruption agents in a variety of solid tumors.

Forward-Looking Statements

This news release and any oral statements made with respect to the information contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Such forward-looking statements include statements which express plans, anticipation, intent, contingency, goals, targets, future development and are otherwise not statements of historical fact. These statements are based on our current expectations and are subject to risks and uncertainties that could cause actual results or developments to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Factors that may cause actual results or developments to differ materially include: the risk that we may be unable to complete the proposed merger transaction with Immune Pharmaceuticals, the risks associated with the adequacy of our existing cash resources and our ability to continue as a going concern, the risks associated with our ability to continue to meet our obligations under our existing debt agreements, the risk that Azixa® will not receive regulatory approval or achieve significant commercial success, the risk that clinical trials for AmiKet™ or crolibulinTM will not be successful, the risk that AmiKet™ or crolibulinTM will not receive regulatory approval or achieve significant commercial success, the risk that we will not be able to find a partner to help conduct the Phase III trials for AmiKet™ on attractive terms, a timely basis or at all, the risk that Ceplene® will not receive regulatory approval or marketing authorization in the United States or Canada, the risk that Ceplene® will not achieve significant commercial success, the risk that our other product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later-stage clinical trials, the risk that we will not obtain approval to market any of our product candidates, the risks associated with dependence upon key personnel, the risks associated with reliance on collaborative partners and others for further clinical trials, development, manufacturing and commercialization of our product candidates; the cost, delays and uncertainties associated with our scientific research, product development, clinical trials and regulatory approval process; our history of operating losses since our inception; the highly competitive nature of our business; risks associated with litigation; and risks associated with our ability to protect our intellectual property. These factors and other material risks are more fully discussed in our periodic reports, including our reports on Forms 8-K, 10-Q and 10-K and other filings with the U.S. Securities and Exchange Commission. You are urged to carefully review and consider the disclosures found in our filings which are available at www.sec.gov or at www.epicept.com. You are cautioned not to place undue reliance on any forward-looking statements, any of which could turn out to be wrong due to inaccurate assumptions, unknown risks or uncertainties or other risk factors.

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